UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (281) 719-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	HHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act or Rule 12b-2 under the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2026 (the “Closing Date”), Howard Hughes Insurance Holdings, LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of Howard Hughes Holdings Inc. (the “Company”) completed its previously announced acquisition (the “Vantage Transaction”) of Vantage Group Holdings, Ltd., a Bermuda exempted company with liability limited by shares (“Vantage”) (the “Closing”), pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 17, 2025, by and among Buyer, Vantage, Carlyle Partners VII Cayman Holdings V, L.P., a Cayman Islands exempted limited partnership (the “Carlyle Investor”), H&F Vantage Aggregator, L.P., a Cayman Islands exempted limited partnership (the “H&F Investor”), each of the other shareholders of Vantage (the “Additional Shareholders”, together with the Carlyle Investor and the H&F Investor, each a “Seller” and collectively, the “Sellers”), the Carlyle Investor and the H&F Investor, in their capacities as the Sellers’ representatives, and, solely for purposes of guaranteeing the obligations of Buyer pursuant to the Purchase Agreement, the Company.

At the Closing, Buyer acquired all of Vantage’s outstanding shares of capital stock for an aggregate cash consideration of $2.1 billion, subject to customary adjustments. The Vantage Transaction was completed following the satisfaction of the closing conditions set forth in the Purchase Agreement.

Given that the Closing occurred before June 30, 2026, the purchase price was not increased by the average yield on the J.P. Morgan 100% U.S. Treasury Securities Money Market Fund during the period from January 1, 2026 through the Closing.

The Financing

The Vantage Transaction was financed through cash on hand and $1 billion of non-voting preferred equity financing from Pershing Square Holdings, Ltd. (“PSH”). A committee of the Board of Directors of the Company (the “Board”), comprised solely of independent and disinterested directors and established by the Board for the purpose of evaluating, negotiating and approving (or rejecting) the financing, in accordance with the terms of the existing Standstill Agreement between the Company and Pershing Square Holdco, L.P., unanimously approved, and recommended that the Board approve, the financing. Based on the committee’s recommendation, the Board approved such financing and the issuance of the Preferred Stock.

Subscription Agreement

In connection with the Closing, on the Closing Date, the Company entered into a Subscription Agreement (the “SA”) with PSH on terms substantially similar to the terms set forth in the equity commitment letter, dated as of December 17, 2025, by and between the Company and PSH (the “Equity Commitment Letter”). Pursuant to the SA, the Company issued and sold Series A Non-voting Exchangeable Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to PSH for an aggregate purchase price of $1.0 billion.

Pursuant to the SA, PSH has a right of first refusal with respect to any proposed secondary sale of any equity securities of Buyer (including any instruments convertible into such equity) to any third party. The right of first refusal permits PSH to purchase any of those equity securities from the Company or Buyer on the terms and conditions offered to the other third party. In the event the exercise of the right of first refusal would cause PSH to exceed the Ownership Cap (as defined below), the underlying proposed sale shall require the consent of a majority-in-interest of the holders of Preferred Stock.

Certificate of Designations of the Preferred Stock

Each share of Preferred Stock issued to PSH pursuant to the SA has the powers, designations, preferences and other rights as set forth in the Certificate of Designations of the Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on the Closing Date (the “Certificate of Designations”).

Ranking

The Preferred Stock will rank pari passu with all of the Company’s common stock, including with respect to payment rights and liquidation.

Voting Rights

Except as required by law and subject to certain protective provisions in the Certificate of Designations, the holders of the Preferred Stock will not have any voting rights.

Dividends

A majority of Disinterested Directors (as defined in the Certificate of Designations) of the Board may declare dividends on the Preferred Stock, and if declared, such dividends will be paid out of the assets of the Company legally available for the payment of dividends. Such declared dividends may not exceed the pro rata cash dividends or distributions actually received by the Company from Vantage (through Buyer).

Exchange Right

Within 60 days following (i) the end of the seventh fiscal year following the date of issuance of the Preferred Stock (the “Original Issue Date”), beginning with the fiscal year ending December 31, 2026 (subject to the Call Option (defined below)) and (ii) the end of each subsequent fiscal year, a holder of Preferred Stock may exchange shares of Preferred Stock, without the payment of additional consideration, into a number of common equity interests of Buyer (“Buyer Units”). Upon exchange of all Preferred Stock, the holders of Preferred Stock would own, in the aggregate, a fraction of all Buyer Units equal to (a) (1) the aggregate purchase price paid for primary acquisitions of the Preferred Stock plus (2) all dividends received by the Company (through Buyer) from Vantage that the Preferred Stock would have received had it been exchanged for Buyer Units (reduced by (but not below zero) the amount of all dividends passed on to holders of the Preferred Stock through a dividend on the Preferred Stock), in each case prior to the date of the applicable exchange plus (3) any dividends owed under the Defaulted Repurchase Dividend Rate (defined below) (reduced by (but not below zero) all such dividends paid to holders of Preferred Stock) divided by (b) (1) the aggregate purchase price of Buyer pursuant to the Purchase Agreement plus (2) any additional capital contributed to Buyer by the Company. In no event will the holders of Preferred Stock be permitted to acquire more than 49% of the total shares of Buyer Units outstanding at any time (the “Ownership Cap”) without the approval of a majority of the Disinterested Directors. To the extent the holders of Preferred Stock have the right to exchange their Preferred Stock and have delivered a notice requesting such exchange, but are prohibited from completing all or any portion of the exchange due to the Ownership Cap, the Company has agreed to repurchase the excess portion of shares of Preferred Stock requested to be exchanged on the same terms as provided for a mandatory repurchase.

Call Option

During the period between 60 and 90 days following the end of each of the first seven fiscal years following the Original Issue Date beginning with the fiscal year ending December 31, 2026 or as may be mutually agreed by the Company and holders representing the majority of the Preferred Stock then-outstanding, the Company shall have the right, but not the obligation, to repurchase the Preferred Stock in one or more full tranches (the “Call Option”). The repurchase price for each share of Preferred Stock shall be equal to the greater of (i) (a) the original issue price of the Preferred Stock plus (b) interest, compounded daily, at a rate of 4% per annum and (ii) (a) 1.5 times the book value of Buyer (excluding non-controlling interests and good will and purchase-related intangibles attributable to the completion of the Transaction) multiplied by (b) the corresponding ownership percentage of Buyer represented by such share of Preferred Stock (on an as-exchanged basis).

Mandatory Repurchase

The Company shall offer to repurchase all of the outstanding shares of Preferred Stock upon the occurrence of any of the following:

•	a change of control or re-organization of the Company or Buyer (or any subsidiary of the Company or Buyer that holds a majority of the assets or business of the Company or Buyer), excluding any transactions resulting in the Company or Buyer (or such subsidiary) being majority owned or controlled by PSH or its affiliates;

•	a sale of all or substantially all of the assets or business of the Company and its subsidiaries or Buyer, excluding any sales or disposals to PSH or its affiliates; or

•	material breach of the Certificate of Designations, the SA or the RRA (defined below), subject to a customary cure period.

The repurchase price for each share of Preferred Stock shall be cash consideration in an amount equal to the greater of (1) the amount that such holder of Preferred Stock would have been entitled to receive under the Call Option and (2) if the event triggering the mandatory repurchase offer is a direct or indirect transfer of equity in Buyer, the amount that such holder would have received in such transaction if it had exchanged its Preferred Stock into Buyer Units.

If not all shares of Preferred Stock are repurchased in full when required (the “Repurchase Date”), then beginning on the Repurchase Date and continuing until such shares are fully repurchased and the aggregate repurchase price is paid in full, the unpurchased shares of Preferred Stock (1) shall remain outstanding and continue to have the same rights, preferences and privileges specified in the Certificate of Designations and (2) shall bear a dividend of 10% of the original issue price of the Preferred Stock per annum (the “Defaulted Repurchase Dividend Rate”), to the extent permitted under applicable law. During such time, the Company (i) is not permitted to declare or pay any distributions, dividends, redemptions or otherwise make funds available in respect of securities that rank pari passu or junior to the Preferred Stock, and (ii) is required to use commercially reasonable efforts to generate sufficient funds to repurchase the remaining shares of Preferred Stock in full, to the extent permitted under applicable law.

Protective Provisions

In the event of a proposed issuance of additional equity interests of Buyer, subject to certain customary exceptions, the holders of Preferred Stock shall have the right (but not the obligation) to purchase additional shares of Preferred Stock to participate on a pro rata basis. A majority of Preferred Stock holders must consent to any issuance of additional Preferred Stock, issuance of additional shares of the Company or of Buyer having rights, preferences or privileges senior to the Preferred Stock or to the Buyer Units, respectively, and issuance of any equity securities of Buyer (including any instruments convertible into equity), any alterations of the powers, preferences or special rights of the Preferred Stock material or adverse to the rights or preferences of the Preferred Stock, or any amendments to the Company’s certificate of incorporation or any other constitutive document of the Company reasonably expected to materially or adversely affect any holder of Preferred Stock.

Registration Rights Agreement

Pursuant to the SA, the Company, PSH and Buyer have entered into a Registration Rights Agreement (“RRA”).

Pursuant to the RRA, Buyer has agreed to provide PSH and certain other affiliates of PSH with demand rights and customary piggyback registration rights. The demand rights under the RRA require Buyer, upon request and subject to limited exceptions, to conduct an initial public offering or a direct listing of the Buyer Units concurrently with the exchange by PSH or its affiliates of the Preferred Stock for Buyer Units under the terms of the Certificate of Designations. The RRA also requires the Company to file certain shelf registration statements, upon request, to register for resale all or a part of the Buyer Units owned by PSH and such affiliates. In addition, the Registration Rights Agreement contains customary indemnification provisions.

The foregoing descriptions of the Purchase Agreement, the SA, the Certificate of Designations and the RRA do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are included as exhibits to this Current Report on Form 8-K or the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2025 in connection with the signing of the Purchase Agreement (the “Signing 8-K”) and are incorporated herein by reference.

Investment Management Agreements

Upon consummation of the Vantage Transaction, on the Closing Date, Pershing Square Capital Management, L.P. (“PSCM”) entered into investment management agreements (with each of Vantage Risk Specialty Insurance Company, Vantage Risk Assurance Company, Vantage Risk Ltd. and Vantage, pursuant to which PSCM will act as investment manager of each company’s general account and other investment portfolios. As long as the Services Agreement, dated May 5, 2025, between the Company and PSCM remains in effect, none of the such companies will pay any additional investment management or advisory fees under the PSCM investment management agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock is incorporated into this Item 3.02 by reference.

The Preferred Stock has not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

The financial statements of the business acquired required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d). Exhibits

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of December 17, 2025, incorporated by reference to Exhibit 10.1 to the Signing 8-K.
3.1	Certificate of Designations of the Preferred Stock, filed with the Secretary of State of the State of Delaware on June 4, 2026.
10.1	Subscription Agreement, dated as of June 4, 2026, by and between the Company, PSH and Buyer.
10.2	Registration Rights Agreement, dated as of June 4, 2026, by and between the Company, PSH and Buyer, incorporated by reference to Annex D to the Subscription Agreement included in Exhibit 10.1 herein.
99.1	Press Release, dated June 4, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

*This filing excludes schedules, annexes and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ David O’Reilly
Name: David O’Reilly
Title: Chief Executive Officer

Date: June 5, 2026